STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

September 23, 2019
Foundation Building Materials, Inc.
2520 Red Hill Avenue,
Santa Ana, California 92705

Re:	Securities Registered under Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Foundation Building Materials, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering and sale by LSF9 Cypress Parent 2 LLC (the “Selling Stockholder”) of up to an aggregate of 5,462,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes up to 712,500 shares of Common Stock that may be sold by the Selling Stockholder pursuant to the exercise of an overallotment option granted to the underwriters by the Selling Stockholder, pursuant to the Registration Statement on Form S-3 (File No. 333-233026) (the “Registration Statement”) filed by the Company on August 5, 2019 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on August 13, 2019, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the offer and sale of the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We understand that the Shares are being offered and sold by the Selling Stockholder to the several underwriters named in, and pursuant to, an underwriting agreement by and among the Company, the Selling Stockholder and such underwriters (the “Underwriting Agreement”). We are rendering this legal opinion in connection with the offer and sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement, the Registration Statement and the Prospectus.
In connection with the preparation of this opinion, we have examined such documents, including the Company’s amended and restated certificate of incorporation in effect on the date hereof, the Company’s amended and restated by-laws in effect on the date hereof, and the resolutions adopted by the Company’s Board of Directors relating to the Registration Statement, and the Underwriting Agreement, and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, and are fully paid and non-assessable.

Foundation Building Materials, Inc.
September 23, 2018
Page One

We render this opinion only with respect to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference in the Registration Statement, and further consent to the reference to us in the Registration Statement and the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
This opinion is intended solely for use in connection with the offer and sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement, the Registration Statement and the Prospectus, and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.